                                                                   Exhibit 10.1

Share Exchange Agreement



                            SHARE EXCHANGE AGREEMENT


                           DATED AS OF AUGUST 23, 2002


                                  by and among


                                 BitzMart, Inc.
                               Howard E. Leventhal


                                       and

                             KidsToysPlus.Com, Inc.

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


          This AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Plan" and/or "Agreement") by and among Kidstoysplus.com, Inc. ("Acquirer"), a Nevada corporation, and BitzMart, Inc., a Colorado corporation ("BITZMART") and Howard
E. Leventhal, President of BITZMART ("LEVENTHAL") is made this 23rd day of August 2002.


                                    RECITALS

         A. The Boards of Directors Acquirer and BITZMART have determined that it is in the best interests of their respective shareholders for Acquirer to acquire BITZMART.

         B. In furtherance of such acquisition, the Boards of Directors of both companies have unanimously approved the acquisition of BITZMART by Acquirer by an exchange of BITZMART shares for Acquirer shares (the "Exchange"), and have resolved to recommend that their respective shareholders approve the Exchange, subject to the terms and conditions contained herein.

         C. The parties intend that the Exchange shall qualify as a tax-free reorganization with the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and a share exchange under Section 7-111-102 of the Colorado Business Corporation Act. It is the intention of the parties hereto that, immediately following consummation of the exchange of the BITZMART Shares pursuant to this Agreement, Acquirer shall own all of the outstanding shares of capital stock of BITZMART, and the BITZMART shareholders, in combination with any other persons transferring property to Acquirer in exchange for common stock of Acquirer pursuant to transactions contemplated by this Agreement, shall own, immediately after the completion of such transactions, stock constituting control of Acquirer within the meaning of
Section 368(c) of the Code.

         D. Each party to this Plan desires to make certain representations, warranties and agreements in connection with the Exchange and also to prescribe various conditions thereto.


                               AGREEMENT AND PLAN

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, Acquirer and BITZMART and LEVENTHAL agree as follows:


                                 SHARE EXCHANGE

1.1 THE EXCHANGE. On the Effective Date, as defined in Section 3.1, BITZMART and Acquirer shall exchange shares, subject to the terms and conditions of this Plan and the applicable provisions of the Colorado Business Corporation Act (the "CBCA").

1.2 CONVERSION OF BITZMART SHARES IN THE EXCHANGE. On the Effective Date, subject to the terms and conditions of this Plan, each share of BITZMART, issued and outstanding, as reflected on the stock record book of BITZMART, shall be converted and become exchangeable for shares of Acquirer by virtue of the Exchange and without any action on the part of any holder of any stock of BITZMART. On the Effective Date as defined in Section 3.1 below, the shareholders of BITZMART (who have not dissented) shall hold at least ninety-five percent of the outstanding voting shares of Acquirer, and the shareholders of Acquirer shall hold not more than five percent of the outstanding voting shares of Acquirer. Pursuant to this Plan, on the Effective Date, BITZMART will become a wholly owned subsidiary of Acquirer.

1.3 EXCHANGE RATIO. On the Effective Date, all of the issued and outstanding shares of BITZMART Stock, other than BITZMART Dissenting Shares as defined in Section 1.12 hereto, shall be acquired, converted into, and become exchangeable for 17,000,000 shares of validly issued, fully paid and nonassessable shares of common stock, without par value, of Acquirer stock pursuant to the Exchange Ratio and as provided in this Plan. In this Plan, the term "Exchange Ratio" means a fraction, the NUMERATOR of which is equal to 17,000,000, less a number equal to the total of all shares of the common stock of BITZMART underlying outstanding purchase warrants and stock option (summarized on SCHEDULE 4.5) and the DENOMINATOR of which is equal to the sum of the whole number of shares of BITZMART stock issued and outstanding as of the Effective Date (the "Exchange Ratio"). Fractional shares shall be rounded up to the next whole number of shares as described in Section
         1.11 below. The consideration referred to in this Section 1.3 is hereinafter referred to as the "Exchange Consideration."

1.4 CONVERSION OF BITZMART WARRANTS AND OPTIONS. On the Effective Date, all outstanding warrants and options to purchase common stock (as summarized and identified on SCHEDULE 4.5) shall be automatically exchanged for and converted into the right purchase from Acquirer, on terms equivalent to the terms of the outstanding warrants and options and for the same total exercise consideration, the number of shares of Acquirer equal to the number of BITZMART shares presented by the warrants and options prior to the Effective Date multiplied by the Exchange Ratio identified in Section 1.3 above. From and after the Effective Date, the holders of all BITZMART warrants and options shall thereafter be entitled only to purchase, in accordance with the terms of the existing warrants and options, and for the same total exercise price, the adjusted number of shares of Acquirer. If any of the warrants or options expire before exercise, a number of Acquirer shares equal to the expired warrants or options shall be issued and distributed pro rata to the persons or entities who were shareholders of BITZMART at the Effective Date.

1.5 CONVERSION OF CONVERTIBLE NOTES AND INVESTOR WARRANTS. From and after the Effective Date, the holders of all 12% Convertible Notes and Investor Warrants of BITZMART (identified and summarized on SCHEDULE 1.5) shall be exchanged for the right to convert such notes and to exercise the Investor Warrants to acquire common stock of Acquirer. The number of shares of Acquirer to be issued upon conversion of the 12% Convertible Notes of BITZMART upon exercise of the Investor Warrants shall be adjusted as follows: the principal amount of the 12% Convertible Notes, plus accrued interest through the Effective Date shall be convertible into Acquirer common stock at a conversion rate of one share for each $0.50 of principal and interest. Each Investor Warrant shall be exchanged for a warrant to purchase a number of Acquirer's shares equal to six times the number of warrants reflected in the warrant certificate at an exercise price of $0.50 per share. From and after the Effective Date, the holders of BITZMART's 12% Convertible Notes and Investor Warrants shall be entitled only to acquire common stock of Acquirer upon conversion of such notes or exercise of the Investor Warrants.

 1.6 CLOSING OF TRANSFER BOOKS. The stock transfer books of BITZMART shall be closed and no transfer of BITZMART stock shall be made from and after the Effective Date. BITZMART Certificates presented to Acquirer after the Effective Date shall be canceled and exchanged in accordance with the procedures set forth in this Article 1.

 1.7 METHOD OF EXCHANGE OF ACQUIRER STOCK CERTIFICATES. The shares of Acquirer stock into which shares of BITZMART stock shall be converted in the Exchange shall be deemed to have been issued at the Effective Date. From and after the Effective Date, each holder of a certificate which immediately prior to the Effective Date represented outstanding shares of BITZMART stock, other than shares with respect to which dissenters' rights, if any, are granted by reason of the Exchange under the CBCA, shall be entitled to receive in exchange therefor, upon surrender thereof to Acquirer, a certificate or certificates representing the number of whole shares of Acquirer voting stock into which such holder's shares of BITZMART stock were converted pursuant to
         Section 1.3. From and after the Effective Date Acquirer shall be entitled to treat the certificates which immediately prior to the Effective Date represented shares of BITZMART stock and which have not yet been surrendered for exchange as evidencing the ownership of the number of full shares of Acquirer stock into which the shares of BITZMART stock represented by such certificates shall have been converted pursuant to Section 1.3, notwithstanding the failure to surrender such certificates. Likewise, BITZMART's 12% Convertible Notes, warrants, Investor Warrants and option agreements, if any, shall, after the Effective Date, represent the rights to acquire, upon conversion or exercise, as appropriate, the adjusted number of shares of Acquirer's common stock.

 1.8 DIVIDENDS. No dividends shall be paid with respect to any shares represented by such certificates until holders or transferees of certificates which represented shares of BITZMART stock immediately prior to the Effective Date have surrendered them for exchange as provided herein, notwithstanding any other provision of this Plan. Upon surrender of the certificate(s) which immediately prior to the Effective Date represented outstanding shares of BITZMART stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Acquirer stock represented by the certificate or certificates issued upon such surrender.

 1.9 STOCK TO BE ISSUED IN THE NAME OF ANOTHER. If any certificate for shares of Acquirer stock is to be issued in a name other than that in which the certificate, which immediately prior to the Effective Date represented shares of BITZMART stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Acquirer stock in a name other than that of the registered holder of any such certificate surrendered.

 1.10 CERTIFICATES ISSUED AFTER SURRENDER. Upon surrender of BITZMART certificates for cancellation to Acquirer, together with a duly executed letter of transmittal and such other documents as Acquirer shall require, the holder of such BITZMART certificates shall, subject to the Escrow Agreement, be entitled to receive in exchange therefor a certificate representing that number of whole shares of Acquirer stock into which the shares of BITZMART stock represented by BITZMART Certificates so surrendered shall have been converted pursuant to the provisions of the Plan.

         1.10.1 LOST CERTIFICATES. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Acquirer, the posting by such person of a bond in such reasonable amount as Acquirer may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Consideration and, if applicable, any unpaid dividend and distributions on shares of Acquirer stock deliverable in respect thereof pursuant to this Agreement.

         1.10.2 Notwithstanding the foregoing no party hereto shall be liable to a holder of shares of BITZMART stock for any shares of Acquirer stock or dividends or distributions thereon delivered to a public official pursuant to applicable escheat laws.

 1.11 FRACTIONAL SHARES. The parties agree that fractional shares of Acquirer stock shall be issued upon the surrender for exchange of BITZMART certificates pursuant to this Plan, and in lieu thereof, each fraction of an Acquirer share which would otherwise be issued in the exchange shall be rounded up to the next whole number of shares.

 1.12 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Plan, holders of shares of BITZMART stock with respect to which dissenters' rights, if any, are granted by reason of the Exchange under the CBCA and who do not vote in favor of the Exchange and otherwise comply with the CBCA ("BITZMART Dissenting Shares"), shall not be entitled to shares of Acquirer stock pursuant to Section 1.3, and shall be entitled to receive from BITZMART only the payment provided for pursuant to the CBCA.

 1.13 NOTICE TO SHAREHOLDERS. As soon as practicable after the Effective Date, Acquirer shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of BITZMART stock (collectively, the "BITZMART Certificates") a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to BITZMART Certificates shall pass, only upon actual delivery of BITZMART Certificates to Acquirer and instructions for use in effecting the surrender of BITZMART Certificates in exchange for certificates representing shares of Acquirer stock.

 1.14 EFFECTIVE DATE. Closing will occur on the Effective Date. If Closing does not occur on or before September 30, 2002 ("Termination Date") or such later date to which the parties may have agreed, either Acquirer or BITZMART may terminate this Agreement, without prejudice to any rights either may have.


                            EFFECT OF SHARE EXCHANGE

2.1 EFFECT OF SHARE EXCHANGE. On the Effective Date of the Exchange, the shares, 12% Convertible Notes, warrants, Investor Warrants and option agreements, if any, of BITZMART will be deemed to be exchanged as provided in this Plan, and the former holders of said securities will be entitled only to the exchange rights provided in the Articles of Share Exchange or to their rights provided in this Agreement.

         2.1.1 Acquirer will survive in the Exchange as a holding company for BITZMART. Acquirer will continue as a corporation organized under the laws of the State of Nevada.

         2.1.2 BITZMART will survive as a wholly owned subsidiary of Acquirer with all the rights, privileges, duties, liabilities, immunities and franchises, public or private, of a corporation organized under the CBCA. Its directors and officers before the Effective Date shall continue after the Effective Date.


                                 EFFECTIVE DATE

3.1 EFFECTIVE DATE. The Exchange will become effective once the conditions set forth in Sections 7.1 through 8.8 have been satisfied on or after September 30, 2002 at the time the Articles of Share Exchange is filed with the office of the Secretary of State of the Colorado or at such later time or date as may be specified in the Articles of Share Exchange (the "Effective Date").


                           REPRESENTATIONS OF BITZMART

         BITZMART hereby represents and warrants, and, with respect to Section
4.1 and 4.2 only, Leventhal, represents and warrants, as follows:

4.1 OWNERSHIP OF BITZMART STOCK. Each exchanging shareholder is the lawful owner of the number of shares of BITZMART Stock set forth opposite such shareholder's name on SCHEDULE 4.1 hereto, which shall be free and clear of all liens, encumbrances, security interests, restrictions and claims of every kind and character ("Encumbrances"), other than the Encumbrance, if any, that may arise by the execution by the Exchanging Shareholders of this Agreement. The BITZMART Stock constitutes all of the issued and outstanding shares of capital stock of BITZMART. The delivery to Acquirer of the BITZMART Stock pursuant to the provisions of this Agreement will transfer to Acquirer valid title thereto, free and clear of any and all Encumbrances.

4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by BITZMART and, assuming the due execution of this Agreement by Acquirer, is a valid and binding obligation of BITZMART, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by BITZMART and the consummation by BITZMART of the exchange of the BITZMART Stock as contemplated herein and the other transactions contemplated hereby (the "Exchange") (a) will not violate the provisions of the Articles of Incorporation or Bylaws of BITZMART,
         (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which any the Exchanging Stockholder or BITZMART is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Effective Date, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of BITZMART under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which BITZMART is a party, or by which it or any of its respective properties or assets may be bound.

4.4 EXISTENCE AND GOOD STANDING. BITZMART is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. BITZMART is duly qualified or licensed as a foreign corporation to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. The term "Material Adverse Effect" means any circumstance, change in or effect on BITZMART that is materially adverse to the business, operations, properties, financial condition or results of operations of BITZMART and its Subsidiaries, taken as a whole.

4.5 CAPITAL STOCK. BITZMART has an authorized capitalization consisting of 100,000,000 shares of common stock, without par value per share, of which 2,323,985 shares are issued and outstanding, and 20,000,000 shares of preferred stock, none of which have been issued or are outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE 4.5, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of BITZMART.

4.6 SUBSIDIARIES. Except for Watermark Technologies, Inc., BITZMART has no subsidiaries.

4.7 FINANCIAL STATEMENTS. BITZMART has heretofore furnished Acquirer with the consolidated balance sheet of BITZMART as at December 31, 2001 and the related statements of income and cash flows for the year then ended (the "Financial Statements"). The Financial Statements, including the footnotes thereto have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the financial position of BITZMART and the results of their operations and cash flows at such dates and for such periods.

4.8 LITIGATION. Except for litigation regarding a claim for approximately $65,000 by Gene Shenberg, a former employee, there are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the Knowledge of BITZMART, threatened against BITZMART or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Person against BITZMART.

4.9 TAXES. BITZMART has filed all federal, state and foreign income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it in writing and all other related penalties and charges other than those being contested in good faith and by appropriate proceedings. The charges, accruals and reserves on the other governmental charges are, in the opinion of BITZMART, adequate. BITZMART has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes.

4.10 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other Person acting on behalf of the Exchanging Shareholders or BITZMART is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, except that, following the Closing, Acquirer shall issue to Southampton Ltd. or its designees an aggregate of 300,000 shares of Acquirer common stock and make one or more loans as a fee for services rendered to BITZMART.


                           REPRESENTATIONS OF ACQUIRER

                  Acquirer represents and warrants as follows:

5.1 ACQUIRER STOCK. Upon the execution and delivery of this Agreement, and the issuance of the shares of Acquirer common stock that constitute the Exchange Price, all such shares shall be duly authorized, validly issued, fully paid and nonassessable.

5.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Acquirer has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquirer and, assuming the due execution of this Agreement by BITZMART, is a valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by Acquirer and the consummation by Acquirer of the exchange of the BITZMART Stock as contemplated herein and the other transactions contemplated hereby (a) will not violate the provisions of the Certificate of Incorporation or Bylaws of Acquirer, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which Acquirer is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Effective Date (as defined in Section 1.3) including any filing by the Securities and Exchange Commission, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Acquirer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Acquirer is a party, or by which they or any of its properties or assets may be bound.

5.4 EXISTENCE AND GOOD STANDING. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquirer is duly qualified or licensed as a foreign corporation to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. The term "Material Adverse Effect" means any circumstance, change in or effect on Acquirer that is materially adverse to the business, operations, properties, financial condition or results of operations of Acquirer, taken as a whole.

5.5 CAPITAL STOCK. Acquirer will have on the Effective Date, an authorized capitalization consisting of 50,000,000 shares of common stock, par value $.001 per share, of which 20,310,884 shares are issued and outstanding (before giving effect to a one for ten and a one for twenty-five reverse stock split, each effective before the Effective
         Date) and no preferred stock. All such outstanding shares have been duly authorized and validly issued in accordance with applicable laws, including, without limitation, the anti-fraud provisions of applicable federal and state securities laws and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of Acquirer. The Acquirer has agreed to sell 3,118,750 post-reverse splits shares to certain investors for total consideration of $31,287.50, which sale shall close within thirty days of the date hereof.

5.6 FINANCIAL STATEMENTS. Acquirer has heretofore furnished, or will furnish prior to the Effective Date, BITZMART with the audited consolidated balance sheet of Acquirer as at January 31, 2002 and the related audited statements of income and cash flows for the year then ended (the "Financial Statements") and unaudited financial statements in Form 10-QSB for the quarter ended July 31, 2002. The Financial Statements, including the footnotes thereto, and all financial statements contained in any SEC Reports (defined in Section 3.7 below) have been prepared in accordance with generally accepted accounting principles and fairly and accurately present in all material respects the financial position of Acquirer and the results of its operations and cash flows at such dates and for such periods. Since January 31, 2002, there has been no material adverse change in the financial condition, operations, or business of Acquirer.

5.7 SECURITIES FILINGS. Since the initial filing of the registration statement on Form 10SB by Acquirer, and prior to the execution and delivery of this Agreement, Acquirer has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") and all state securities regulatory agencies, if any, including, without limitation, (A) all Annual Reports on Form 10-KSB, (B) all Quarterly Reports on Form 10-QSB, (C) all proxy statements and information statements under Regulation 14C relating to meetings of Shareholders (whether annual or special and including all matters anticipated for shareholder approval under this Agreement), (D) all Reports on Form 8-K, (E) the Form 10SB described above, and (E) all other reports or registration statements (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933 as amended (the "1933 Act") and the Securities Exchange Act of 1934 as amended, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed and as of the date hereof, and, with respect to registration statements as of their effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.8 INDEBTEDNESS. Acquirer has no outstanding liabilities or Indebtedness of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments), other than miscellaneous payables and accrued expenses not to exceed $10,000. For purposes of this Agreement, "Indebtedness" shall mean any obligation for borrowed money, or for payment for services rendered or tangible or intangible property acquired or leased, including without limitation (A) any obligation owed for all or any part of the purchase price of any assets, (B) accounts payable, (C) any obligations secured by any Encumbrance (including, without limitation, any Encumbrance on after-acquired property of Acquirer) in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation, (D) any guarantee with respect to any of the foregoing indebtedness of another person, (E) obligations in respect of letters of credit, and (F) liabilities of any kind to any present or former Shareholders of Acquirer.

5.9 LITIGATION. There are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the Knowledge of Acquirer, threatened against Acquirer, or, to the Knowledge of Acquirer, is there any basis for any of the foregoing or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Person against Acquirer.

5.10 TAXES. Acquirer has filed all federal, state and foreign income tax returns and all other material tax returns ("Tax Returns") that are required to be filed by it. All such Tax Returns are correct and complete in all respects. Acquirer has paid all taxes due pursuant to such returns or otherwise or pursuant to any assessment received by it in writing and all other related penalties and charges on a timely basis other than those being contested in good faith and by appropriate proceedings. No claim has ever been made by a governmental authority in a jurisdiction where Acquirer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Acquirer has not requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax. The charges, accruals and reserves set forth in Acquirer's Financial Statements for taxes and other governmental charges are, in the opinion of Acquirer, adequate. Acquirer has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes.

5.11 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other person acting on behalf of Acquirer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein. The Acquirer shall pay the sum of $35,000 to a financial advisor, within ten days following the Effective Date.

5.12 Accuracy of Information. None of the representations and warranties of Acquirer contained herein or in the documents furnished by it pursuant hereto contain any material misstatement of fact, or omit to state any material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading.

                               CERTAIN AGREEMENTS

6.1 REASONABLE BEST EFFORTS. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals or waivers from Shareholders and other third parties and (c) the defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed; provided, however, that neither BITZMART nor the BITZMART Shareholders shall be required to expend any funds to defend any lawsuits or any other legal proceedings, whether judicial or administrative, arising out of or related to the business or operations (including the issuance of securities) of Acquirer prior to the Effective Date.

6.2 OPTIONS AND WARRANTS. At the Closing, all unexercised options and warrants to purchase common stock of BITZMART set forth on SCHEDULE 4.5 shall be converted into options and warrants to acquire, for the same exercise price, the number of shares of Acquirer which the holder of such options or warrants would have received had such options or warrants been exercised immediately prior to the Closing. Upon any exercise of any such options or warrants, BITZMART shall transfer to the holder of such options or warrants the shares of Acquirer Common Stock held by BITZMART for such purpose in accordance with clause
         (b)(ii) of the proviso in Section 1.2 hereof. If any of such options or warrants expire prior to exercise thereof, then the shares of Acquirer Common Stock set aside for issuance upon exercise thereof pursuant to
         Section 1.2 shall be distributed pro-rata to all persons who were Shareholders of BITZMART as of the Effective Date.

6.3 TAX MATTERS. Each party hereto shall take all reasonable actions necessary to cause the transfers of BITZMART common stock to Acquirer to qualify as tax-free transfers of property under the provisions of
         Section 351(a) of the Code to the extent permitted by law, and with respect to the transfers of BITZMART common stock, a reorganization within the meaning of Section 368(a)(1)(B). Each party agrees that it will not knowingly take any action, either before or after the Effective Date, which would cause the transfers of such property to Acquirer pursuant to this Agreement to fail to qualify as transfers described in Section 351(a) of the Code and/or Section 368(a)(1)(B). The parties hereto agree that they will report in their respective federal income Tax Returns for the taxable year including the Effective Date that the transfers of such property did so qualify under Section 351(a) and Section 368(a)(1)(B) of the Code, and will properly file with such Tax Returns all information required by Treasury Regulations Sections 1.351-3 and 1.368-3. No party hereto, unless required by law, will take any Tax reporting position inconsistent with the characterization of the transactions contemplated by this Agreement as transfers described in Section 351(a) and/or Section 368(a)(1)(B) of the Code.

6.4 IRREVOCABLY PROXY. Within 30 days following the Effective Date, the holders of not less than 2,000,000 shares (not including the BITZMART Shareholders) of Acquirer shall have executed and delivered to Leventhal irrevocable proxies, in form reasonably satisfactory to the Board of Directors of BITZMART, appointing Leventhal as proxy with respect to such shares for the purposes of voting for the election of directors of Acquirer.

6.5 ASSUME CERTAIN BITZMART OBLIGATIONS. On the Effective Date, Acquirer shall assume the obligations of Bitzmart to the holders of the 12% Convertible Notes and Investor Warrants described on SCHEDULE 1.5.


                      CONDITIONS TO ACQUIRER'S OBLIGATIONS

         The acquisition of the BITZMART Stock by Acquirer on the Effective Date is conditioned upon the satisfaction or waiver, at or prior to the consummation of the Exchange, of the following conditions:

7.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BITZMART and the BITZMART Shareholders contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

7.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of BITZMART and the BITZMART Shareholders to be performed at or prior to the Effective Date pursuant to the terms hereof shall have been duly performed in all material respects.

7.37 NO INJUNCTION. No court or other government body or public authority shall have issued an order that shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

7.4 NO LITIGATION. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) require the divestiture by Acquirer or any of its subsidiaries or Affiliates of shares of stock or of any business, assets or property of any of its subsidiaries or Affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of Acquirer has a significant likelihood of having a material adverse effect on Acquirer.


                     CONDITIONS TO BITZMART AND THE BITZMART
                            SHAREHOLDERS' OBLIGATIONS

         The exchange of the BITZMART Stock by the Shareholders of BITZMART on the Effective Date is conditioned upon satisfaction or waiver, at or prior to the consummation of the Exchange of the following conditions:

8. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquirer contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date.

8. PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Acquirer to be performed at or prior to the Effective Date pursuant to the terms hereof shall have been duly performed in all material respects.

8. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) impose any material limitation on the ability of (a) Acquirer or BITZMART to conduct their business or (b) Acquirer, BITZMART or the BITZMART Shareholders to own or exercise control of their assets, properties or stock and which, in either case, in the reasonable, good faith determination of the BITZMART Shareholders has a significant likelihood of having a material adverse effect on Acquirer, BITZMART, or the BITZMART Shareholders.

8. RESIGNATIONS; ELECTION TO BOARD OF DIRECTORS. If requested by BitzMart, all Persons who are officers and directors of Acquirer immediately prior to the Effective Date shall have resigned such positions.

8.5 DUE DILIGENCE. The Board of Directors of BITZMART shall be satisfied, in its sole but reasonable discretion, with the condition (business, financial, legal and otherwise), of Acquirer.

8.6 NO ENCUMBRANCES. There shall be no Encumbrances on any assets (including any stock of any subsidiaries) of Acquirer (including, without limitation, any Encumbrance on after-acquired property of Acquirer).

8.7 REGULATORY FILINGS. The Board of Directors of BITZMART shall have approved, in its reasonable discretion and prior to filing, all filings on behalf of Acquirer with any governmental or quasi-governmental commission, department or agency (including, without limitation, the Securities and Exchange Commission, Nasdaq, the NASD, or any state securities regulatory agency).

8.8 TAX FREE TRANSACTIONS. The BITZMART Shareholders shall be satisfied, in their sole discretion, that the transfer of BITZMART Common Stock to Acquirer contemplated by this Agreement shall qualify for non-recognition of gain pursuant to Section 351(a) or Section 368(a)(1)(B) of the Code so that such transfer in exchange for Acquirer common stock shall not result in any tax liability to the BITZMART Shareholders.


                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9. SURVIVAL OF REPRESENTATIONS. The representations and warranties set forth in this Agreement shall survive for three years after the Effective Date.

9. INDEMNITIES. () Each Exchanging Stockholder, severally but not jointly, hereby agrees to indemnify and hold harmless Acquirer from and against any and all damages, claims, losses or expenses (including reasonable attorneys' fees and expenses) ("Damages") actually suffered or paid by

         Acquirer or BITZMART as a result of the breach of any representation or warranty made by such Exchanging Stockholder in this Agreement. To the extent that the Exchanging Stockholder's undertakings set forth in this
         Section 7.2(a) may be unenforceable, the Exchanging Shareholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder. BITZMART hereby agrees to indemnify and hold harmless Acquirer and the BITZMART Shareholders from and against any and all damages, claims, losses or expenses (including reasonable attorneys' fees and expenses) actually suffered or paid by Acquirer or the BITZMART Shareholders as a result of the breach of any representation or warranty made by BITZMART in this Agreement.

() Acquirer and BITZMART hereby agree to indemnify and hold harmless the Exchanging Shareholders against Damages actually suffered or paid by the Exchanging Shareholders as a result of the breach of any representation or warranty made by the Acquirer in this Agreement. To the extent that the Acquirer's undertakings set forth in this Section 7.2(b) may be unenforceable, the Acquirer and BITZMART shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.

() Any party seeking indemnification under this Article VII (an "Indemnified Party") shall give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this Article VII with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this Article VII (collectively, "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive, after the Effective Date, initial notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within such time frame as is necessary to allow for a timely response and in any event within 30 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such timely notice shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party (upon advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnified Party and such counsel shall contest such Third Party Claims in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may adversely affect the Indemnified Party. No Third Party Claim which is being defended in good faith by the Indemnifying Party or which is being defended by the Indemnified Party as provided above in this Section 7.2(c) shall be settled by the Indemnified Party without the written consent of the Indemnifying Party.


                                  MISCELLANEOUS

10. EXPENSES. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

10. WAIVER; REMEDIES CUMULATIVE. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
         (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties hereto, whether written or oral, with respect to its subject matter, and constitutes (along with the Exhibits, Schedules and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

10. ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

10. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10. CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

10. TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10. NOTICES. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, so long as such facsimile or e-mail is followed by a copy sent by mail; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

                  if to Acquirer, to it at:

                  KidsToysPlus.com, Inc.
                  a Nevada corporation
                  203 N. Wabash, Suite 1805
                  Chicago, Illinois, 60601
                  Attention: President
                  Tel: (847) 356-0799
                  Fax: (312) 896-9235

                  and if to BITZMART, to it, care of Howard E. Leventhal, at:

                  BITZMART, INC.
                  203 N. Wabash, Suite 1805
                  Chicago, Illinois, 60601
                  Attention: President
                  Tel: (847) 356-0799
                  Fax: (312) 896-9235

                  With a copy to:

                  Alan Peryam, Esq.
                  Suite 1000
                  1120 Lincoln St
                  Denver, CO 80203-2138
                  Tel:  (303) 866-0900
                  Fax:  (303) 866-0999

10. GOVERNING LAW; CONSENT TO JURISDICTION. (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(b) Any proceeding, action, litigation or claim (a "Proceeding") arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

10. WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

10. EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their respective officers who have been duly authorized, all as of the day and year first above written.

KidsToysPlus.com, Inc.
a Nevada corporation

By:       ______________________________
Name:     ______________________________
Title:    ______________________________

BITZMART, Inc., a Colorado corporation
By:       ______________________________
Name:     Howard E. Leventhal, CEO

          ______________________________
          Howard E. Leventhal

                                  SCHEDULE 1.5
                                  ------------
             Holders of 12% Convertible Notes and Investor Warrants

NAME                       NOTE AMOUNT                   NO OF ACQUIRER WARRANTS
----                       -----------                   -----------------------

                                  SCHEDULE 4.1
                                  ------------
                     Stockholdings of BITZMART Shareholders


NAME OF SHAREHOLDER                                              NO. OF SHARES
-------------------                                              -------------

Andersen, Sherry                                                     20,000
Baich, Mark                                                           9,500
Richard and Sara Blomquist, JT                                       26,026
BSI SA                                                               37,625
Stephen V. Budiac                                                    13,284
S. Sonny Cohen                                                        1,203
Colorocs Info Tech, Inc.                                            170,932
Credit Agricole Indosuez Luxembourg                                  16,737
Gianokopolis, Michael                                                 5,013
GTS Gann Trading Services, Inc.                                       7,000
Haschke, Amanda                                                       1,000
Gerald Hecht and Sonia M. Hecht, JT                                   7,000
Koch, Keith                                                          20,000
Lemanik SA                                                          154,000
Leventhal, Howard                                                   496,042

Steven Reiman                                                         1,667
Ann Reiman                                                            1,667
Dr. Neil Montagino                                                    7,000
Gary R. Rose and Marcia W. Rose
  Revocable Trust U/T/A Dtd 10/20/97                                 12,000
Russo, Rudolph                                                      332,285
Dr. Ronald G. Schenberg                                               5,000
Gene Schenberg                                                        9,500
Schenberg, Mark                                                       3,500
Schneider Securities, Inc.                                           10,000
Burton and Fern Slotky                                              347,013
Taylor Capital                                                        3,014
UTEK Corp.                                                          641,667
Wallace, Joseph                                                      10,472
Yaagoub, Anan                                                       130,000
Andersen, Sherry                                                     20,000
Baich, Mark                                                           9,500
Richard and Sara Blomquist, JT                                       26,026
                                                                 -----------
         Total                                                    2,500,147

SCHEDULE 4.5
------------
BitzMart Warrants and Options

----------------------------- --------------------- ----------------- ------------ ----------------------------------
                                                    NUMBER OF         EXERCISE
NAME                          RELATIONSHIP          WARRANTS          PRICE        NOTES
----------------------------- --------------------- ----------------- ------------ ----------------------------------
Edward T. Davis               Director                 35,000
----------------------------- --------------------- ----------------- ------------ ----------------------------------
Dr. Howard L. Morgan          Advisor                  31,050
----------------------------- --------------------- ----------------- ------------ ----------------------------------
Schneider Securities, Inc.    Investment Banker        14,000         $3.60
----------------------------- --------------------- ----------------- ------------ ----------------------------------
Schneider Securities, Inc.    Investment Banker         6,710         $3.60        (Each warrant is for one share of
                                                    (unit warrants)                common stock and 1.375 warrants
                                                                                   exercisable at $0.10 per share)
----------------------------- --------------------- ----------------- ------------ ----------------------------------
Howard Leventhal              President                40,000
----------------------------- --------------------- ----------------- ------------ ----------------------------------
Stuart Volkow                 Investor                 20,000
----------------------------- --------------------- ----------------- ------------ ----------------------------------
----------------------------- --------------------- ----------------- ------------ ----------------------------------
Total Warrants:                                       146,760
----------------------------- --------------------- ----------------- ------------ ----------------------------------

                                  SCHEDULE 3.5
                                  ------------
                           Warrant Holders of Acquirer

      Warrant to purchase 720 shares of common stock for $15.00 per share, expiring on October 29, 2002 (after giving effect to the
                     reverse stock splits described herein)